INDEX TO EXHIBITS



Exhibit No.


10(by) General Release dated December 19, 1996 by and between Waste Management Disposal Services of Oregon, Inc. and Canal Capital Corporation.

10(bz) $325,000 Promissory Note dated December 19, 1996 by and between Waste Management Disposal Services of Oregon, Inc. and Canal Capital Corporation.

10(ca) Mutual Release and Settlement Agreement dated September 30, 1996 by and between John Morrell & Co. and Canal Capital Corporation.

































                              GENERAL RELEASE


KNOW ALL PERSONS BY THESE PRESENTS:

         1. That Waste Management Disposal Services of Oregon, Inc. ( Releasor ), for the sole consideration of Three Hundred Twenty Five Thousand Dollars ($325,000), the receipt by promissory note and sufficiency of which is hereby acknowledged, for its subsidiary, affiliated and parent corporations, and their successors, assigns, officers directors, employees, agents, servants, and insurers, hereby release and forever discharge Canal Capital Corporation, ( Releasee ), its subsidiary, affiliated and parent corporations, and its successors, assigns, heirs, personal representatives, executors, administrators, attorneys, officers, directors, employees, agents, servants, and insurers, from all claims, demands, actions, or causes of action on account of any and all known and unknown, foreseen and unforeseen, damages, expenses, costs, losses, liabilities, claims, damages to property, death, bodily injuries, personal injuries, psychological injuries, business losses, and the consequences thereof, which Releasor may now or hereafter have, resulting from or arising out of, or which may or will result from or arise out of, directly or indirectly, the obligations of Releasee under that Option Agreement and Agreement of Purchase and Sale dated December 31, 1987, and the Environmental Cost Sharing Agreement dated December 29, 1988, respectively, by and between Releasor and Releasee (the
 Agreements ).

         2. Releasor understands that it may have sustained or developed, or may sustain or develop in the future, damages of all kinds which may now be unknown, unforeseen, unrecognized or not contemplated by Releasor, but which may or will develop, arise or occur in the future. Releasor also understands that those damages of all kinds which are presently known to it may worsen or become greater in the future. By this General Release, Releasor expressly intend to release and forever discharge Canal Capital Corporation of and from any and all liability and responsibility for any and all such unknown, unforeseen and subsequently arising damages which may otherwise have been covered by the Agreements.

         3. Releasor warrants and fully understands that no promise or inducement has been offered to it except as set forth in (I) the Promissory Note between the parties hereto in the principal amount of $325,000.00 and
(ii) this General Release and the Promissory Note, that it has signed this General Release without relying upon any statement or representation of Releasee, its attorneys or its representatives, and that the terms of this General Release are contractual and not mere recitals.

         4. Releasor also warrants and represents that no person, firm or corporation has received any assignment, subrogation, or other right of substitution to the claims or demands asserted or which could have been asserted with regard to the above-mentioned Agreements.

         5. Releasor understands and agrees that the acceptance of the above-mentioned sum is in full accord and satisfaction of disputed claims and that payment of the said sum is not to be construed in any way as an admission of liability on the part of Canal Capital Corporation.

         6. Releasor warrants that Robert P. Damico has been legally authorized to execute this General Release on behalf of the Releasor, and it hereby assumes the risk of any mistake of fact and law as to any damages, losses or injuries, whether disclosed or undisclosed, sustained as a result of the above-mentioned Agreements and all matters related and incident thereto.

         7. The parties understand that they are entitled to consult professionals of their choice, including engineers and lawyers, regarding the terms of this General Release and the claims and damages included herein.

         8. Releasor has carefully read the above and foregoing General Release, and knows and understands its contents, and it has caused the Release to be signed by its duly authorized representative. It fully understands and agrees that the signing of this General Release shall be forever binding, that this is a full and final release of all its claims of every nature and kind whatsoever against the persons and parties released in connection with the above-described Agreements, and that no rescission, modification or release from the terms of this General Release will be made for any mistakes.

         9. This General Release is conditioned upon the full and complete performance by the Releasee of all its obligations under that certain Promissory Note issued by Releasee to Releasor in the principal amount of $325,000.00 and dated December 19, 1996. Any failure by Releasee to perform each and every obligation under the Promissory Note shall result in this General Release being deemed null and void and Releasor shall be allowed to seek any and all remedies available to it pursuant to the Agreements.


         IN WITNESS WHEREOF, Releasor has caused this General Release to be executed by its duly authorized agent this 19th day of December 1996.

                                          CAUTION: READ BEFORE SIGNING


                                           /s/ Robert P. Damico
                                           Robert P. Damico, President
                                           Waste Management Disposal
                                              Services of Oregon, Inc.









                              PROMISSORY NOTE


$325,000                                            Denver, Colorado
                                                    December 19, 1996




         F O R VALUE RECEIVED, Canal Capital Corporation, a Delaware corporation, it successors and assigns ( Maker ) hereby promises to pay to the order of Waste Management Disposal Services of Oregon, Inc., a Delaware corporation, its successors and assigns ( Payee ), the principal sum of Three Hundred Twenty Five Thousand Dollars ($325,000). The principal balance outstanding from time to time shall accrue interest from the date hereof until paid in full at the prime rate as set forth in the Wall Street Journal on the first business day of June and December of each year, such principal shall be paid in full on December 1, 2001. Interest shall be adjusted each and every June 1 and December 1, until principal has been paid in full based upon the adjustments in the prime rate as set forth above. Principal and interest payments shall be made on December 1, 1997, 1998, 1999 and 2000 using a 30 year amortization schedule for purposes of determining the amount of payment to be made each December 1 of the term of this Promissory Note.

         Any  amounts  due  on  this Note which are not paid within fifteen
(15) days when due hereunder shall bear additional interest from the date such payment was due until paid in full at a rate ( Default Rate ) equal to eighteen percent (18%) per annum, borne from time to time on the unpaid principal hereunder, which additional interest shall be payable forthwith upon demand therefor.

         Interest on this Note shall be calculated on the basis of 365-day year from the actual number of days elapsed in any portion of a month for which interest may be due.

         This Note is executed to evidence the obligations of Maker under an Environmental Cost Sharing Agreement dated December 29, 1988, by and between Canal Capital Corporation and Oregon Waste Management Disposal Systems of Oregon, Inc.

         Provided that no Default then exists under this Note, privilege is reserved by Maker to prepay the indebtedness evidenced hereby, in full or in part, without penalty or premium.

         All payments (including any prepayments hereof) received on account of the indebtedness evidenced by this Note shall be applied first, to amount other than principal and interest due hereunder second, to accrued and unpaid interest on the outstanding principal balance hereof and third, to the outstanding principal balance hereof.



         All payments made on account of the indebtedness evidenced by this Note shall be made in currency and coin of the United States of America which shall be legal tender for public and private debts at the time of payment. Said payments are to be made at such place as the legal holder hereof may from time to time in writing appoint or, in the absence of such appointment, at the office of Payee at 3900 South Wadsworth Boulevard, Suite 800, Lakewood, Colorado 80235.


         It is agreed that the occurrence of any of the following events under this note shall be considered a default ( Default ):

         (a) Default in the payment of principal or interest on this Note within fifteen (15) days following the date due hereunder,

         (b)  in the event that:

             (i) Maker or any successor or assign shall file a voluntary p e t i tion in bankruptcy or for arrangement, reorganization or other relief under a chapter of the Federal Bankruptcy Code or any similar law, state or federal, now or hereafter in effect,

             (ii) Maker or any successor or assign shall file an answer or other pleading in any proceeding admitting insolvency, bankruptcy or inability to pay their debts as they mature,

            (iii) Within thirty (30) days after the filing against Make or any successor or assign of any involuntary proceeding under the Federal Bankruptcy Code or similar law, state or federal, now or hereafter in effect unless such proceedings shall have been dismissed within thirty (30) days of the filing,

             (iv) all or a substantial part of the assets of Maker or any s u c cessor or assign are sold, attached, seized, subjected to a writ or distress warrant, or are levied upon, unless such attachment, seizure, writ, warrant or levy is vacated within thirty (30) days,

              (v) An order of discharge entered in respect of the Maker by any bankruptcy court,

              (vi) M a ker  or  any  successor  or  assign  shall  make  an assignment for the benefit of creditors or shall admit in writing or its his or her inability to pay its or his or her debts generally as they become due or shall consent to the appointment to a custodian receiver or trustee or liquidator of all or the major part of its or his or her property, or the premises; or





             (vii) any  order  appointing  a custodian receiver, trustee or liquidator of Maker or any successor or assign or all or a major part of such party s property is not vacated within thirty (30) days following the entry hereof.

         (c) any attempt by Maker or any successor to assign to offset any amounts due to Payee hereunder:




         then, at any time thereafter, at the election of the holder or holders hereof and without notice to Maker, the principal sum remaining unpaid hereon, together with accrued interest thereon, shall become at once due and payable at the place of payment as aforesaid, and Payee may proceed to exercise any rights and remedies against Maker or with respect to this Note which Payee may have hereunder, at law, in equity or otherwise.

         The remedies of Payee, as provided herein, may be pursued singularly, successively or together at the sole discretion of Payee, and may be exercised as often as occasion therefore shall arise. Failure of Payee, for any period of time or on more than one occasion to exercise this option to accelerate the maturiy of this Note shall not constitute a waiver of the right to exercise the same at any time thereafter or in the event of any subsequent Default. No act or omission or commission of Payee, including specifically any failure to exercise any right, remedy or recourse, shal be deemed to be a waiver or release of the same; any such waiver or release is to be effected only through a written documents executed by Payee and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as a waiver or release of any subsequent event or as a bar to any subsequent exercise of Payee s rights or remedies hereunder. Except as otherwise specifically required herein, notice of the exercise of any right or remedy granted to Payee by this Note is not required to be given.

         In the event that : (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceedings, or (ii) if any attorney is retained to represent Payee in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors rights and involving a claim under this Note; Maker shall forthwith upon demand therefore pay to Payee all reasonable attorney s fees, costs and expenses incurred in connection therewith, in addition to all other amounts due hereunder and such costs and expenses shall be deemed to be principal outstanding hereunder.

         From and after the occurrence of a Default, Payee is expressly authorized to apply payments under this Note as Payee may elect against any or all amounts, or portions thereof, then due and payable hereunder, the outstanding principal balance due under this Note, the unpaid and accrued interest due under this Note, or any combination of the foregoing.


         Maker, and any and all others who are now or may become liable for all or part of the obligations of Maker under this Note (all of the foregoing being referred to collectively herein as Obligors ) agree to be jointly and severally bound hereby and jointly and severally: (i) waive presentment and demand for payment, notices of non-payment and of dishonor, protest or dishonor, and notice of protest; (ii) waive all notices in connection with the delivery and acceptance hereof; (iii) waive any and all lack of diligence and delays in the enforcement of the payment hereof; (iv) agree that the liability of each of the Obligors shall be unconditional and without regard to the liability of any other person or entity for the payment hereof, and shall not in any manner be affected by an indulgence or forbearance granted or consented to by Payee to any of them with respect hereto; (v) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment hereof, or any part thereof, with or without substitution, and to the release of any person or entity liable for the payment hereof; and (vi) consent to the addition of any and all other Makers, endorsers, guarantors, and other Obligors for the payment thereof, and to the acceptance of any and all other security for the payment hereof, and agree that the addition of any such Obligors or security shall not affect the liability of any of the Obligors for the payment hereof.

         Time is of the essence hereof.

         Maker agrees that this instrument and the rights and obligations of all parties hereunder shall be governed by and construed under the substantive laws of the State of Oregon.

         The parties hereto intend and believe that each provision in this Note comports with all applicable law. However, if any provision in this
Note is found by a court of law to be in violation of any applicable law, and if such court should declare such provision of this Note to be unlawful, void or unenforceable as written, then it is the intent of all the parties hereto that such provision shall be given full force and effect to the fullest possible extent that it is legal, valid and enforceable, and that the remainder of this Note shall be construed as if such unlawful, void or unenforceable provision were to be contained therein, and that the rights, obligations and interests of the Maker and the holder hereof under the remainder of this Note shall continue in full force and effect.

         Upon any endorsement, assignment or other transfer of this Note by Payee or by operation of law including, without limitation, the endorsement to a third party upon sale of this Note, the term Payee , as used herein, shall mean such endorsee, assignee, or other transferee or successor to Payee then becoming the holder of this Note. This Note shall inure to the benefit of Payee and its successors and assigns. The terms Maker and
  Obligors , as used herein, shall include the respective successors, assigns, legal and personal representatives, executors, administrators, devises, legatees and heirs of Maker and any other Obligors.


         Any notice, demand or other communication with any party may desire or may be required to give to any other party shall be in writing, and shall be deemed given if and when personally delivered, or on the second business day after being deposited in the United States registered or certified mail, postage prepaid, addressed to a party of its address set forth below, or to such other address as the party to receive such notice may have designed to all other parties by notice in accordance herewith:

         a)   If to the Payee address to:

              Waste Management Disposal Service of Oregon, Inc.
              3900 South Wadsworth Boulevard, Suite 800
              Lakewood, Colorado 80235


              Attn: Robert P. Damico, President

              With a copy to:

              Waste Management, Inc.
              Mountain Group
              3900 South Wadsworth Boulevard, Suite 800
              Lakewood, Colorado 80235
              Attn: W. A. Jeffry, Group General Counsel


         b)   If the Maker, addressed to:

              Canal Capital Corporation
              717 Fifth Avenue
              New York, New York 10022
              Attn: Michael E. Schultz, President

              With a copy to:


              IN WITNESS WHEREOF, the undersigned has caused this Note to be executed as of the day and year first above written.



                                        CANAL CAPITAL CORPORATION



                                        /s/ Michael E. Schultz
                                        Michael E. Schultz, President






                  MUTUAL RELEASE AND SETTLEMENT AGREEMENT



         This Mutual Release and Settlement Agreement is made and executed on this 30th day of September, 1996, by and between John Morrell & Co. and Canal Capital Corporation.

         WHEREAS, John Morrell & Co. is the tenant and Canal Capital Corporation is the landlord in regard to certain lease agreements covering various parcels of real estate in Sioux City, Iowa, which leases are a continuing obligation of both parties and which are under dispute; and,

         WHEREAS, John Morrell & Co. is the former tenant and/or occupant and Canal Capital Corporation is the owner of certain other parcels of land in Sioux City, Iowa about which leases have, or may have, expired and the tenant may be subject to potential claims of encroachment, holdover status or other claims concerning the real estate formerly leased and/or formerly or currently occupied by John Morrell & Co. in Sioux City, Iowa; and,

         WHEREAS, John Morrell & Co. and Canal Capital Corporation are parties in two lawsuits now pending in Sioux City, Iowa before the Iowa District Court of Woodbury County, and which are designed Equity No. 108003C and Law No. 107592C; and,

         WHEREAS, John Morrell & Co. and Canal Capital Corporation desire to enter into an agreement to amend the existing leases to change the termination dates to the date of this Agreement, to settle all claims and dismiss the two lawsuits pending in Sioux City, Iowa, and to resolve and settle all matters, claims, demands and causes of action of every nature between them concerning any matter in Sioux City, Iowa up to the date of this Agreement, and as a result obtain complete peace between these two parties for all matters in Sioux City, Iowa up to and including the date of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, release and other agreements set forth below together with the consideration described below, John Morrell & Co. and Canal Capital Corporation enter i n t o t his Mutual Release and Settlement Agreement (hereinafter
 Agreement ), as follows:

         1. Payment. John Morrell & Co. shall pay to Canal Capital Corporation consideration of the sum of four million two hundred thousand dollars ($4,200,000.00), with said payment being made and delivered in Sioux City, Iowa at the time this Agreement is executed and receipt of which is acknowledged by execution and delivery of this Agreement by Canal Capital Corporation.





         2. Termination of Leases. John Morrell & Co. and Canal Capital Corporation will execute and deliver to John Morrell & Co. for recording in the records of the Auditor and Recorder for Woodbury County, Iowa, an amendment to each lease which remains in force pertaining to property occupied by John Morrell & Co. and owned by Canal Capital Corporation in Sioux City, Iowa with the effect of the Amendment to Leases being to change the termination date of each such lease to the date of this Agreement. A copy of the Amendment to Leases to provide for this termination of leases, and which shall satisfy the terms of this paragraph, is attached to this Agreement as Exhibit l.

         3. Dismissal of Lawsuits. John Morrell & Co. and Canal Capital Corporation shall jointly file stipulations of dismissal, with prejudice, and with each party bearing its own costs, with regard to all of the claims and counter-claims in each of the two lawsuits currently pending in Sioux City, Iowa before the Iowa District Court for Woodbury County, Iowa and identified as Equity No. 108003C and Law No. 107592C. Copies of the two Stipulations for Dismissal With Prejudice which shall satisfy the terms of this paragraph, are attached to this Agreement as Exhibit 2.

         4. Acknowledgement about Buildings and Fixtures. Canal Capital C o r poration shall execute and deliver to John Morrell & Co. an Acknowledgement statement concerning the ownership of buildings and fixtures on real estate in Sioux City, Iowa which is owned by Canal Capital Corporation and is or has been leased and/or occupied by John Morrell & Co. The copy of the Acknowledgement statement which shall satisfy the terms of this paragraph, is attached to this Agreement as Exhibit 3.

         5. Pending Real Estate Transaction. John Morrell & Co. and Canal Capital Corporation expressly agree that notwithstanding any of this Agreement, these parties expressly affirm the pending purchase agreement of real estate being acquired by John Morrell & Co. from Canal Capital Corporation in Sioux City, Iowa, and state that they shall complete and close said real estate transaction in accord with the terms of the Offer to Buy Real Estate and Acceptance pertaining to said transaction. A copy of the Offer to Buy Real Estate and Acceptance referred to in this paragraph is attached to the Agreement as Exhibit 4.

         6. Rent Payment. John Morrell & Co. shall continue to pay rental amounts to Canal Capital Corporation pursuant to the terms of the Ruling for Woodbury County on December 27, 1993 in the lawsuit identified as Law No. 107592C, up to and including the date that this Agreement is executed and delivered by the parties.


         7. Mutual Releases. John Morrell & Co. and Canal Capital Corporation, by and through their duly authorized and acting officers who have executed this Agreement, hereby acknowledge receipt of the payment, agreements, covenants and other consideration described in this Agreement, and in consideration of such payment and other consideration, John Morrell & Co. hereby releases, acquits and forever discharges Canal Capital Corporation and all subsidiary, affiliated and related companies, their owners,
o f f icers,  directors,  employees,  agents,  representatives,  attorneys, successors, or assigns; and also, Canal Capital Corporation hereby releases, acquits and forever discharges John Morrell & Co. and all subsidiary, affiliated and related companies, their owners, officer, directors, employees, agents, representatives, attorneys, successors or assigns, from any and all liability whatsoever, including all claims, demands and causes of action of every nature affecting them or any of them, jointly or severally, which they, or any of them, may have or ever claim to have by reason of:

         (a) The Lease dated November 30, 1967 between Sioux City Stockyards Company, as Lessor, and Armour & Co., as Lessee, as amended by instruments dated April 1, 1968, June 4, 1977, and may 7, 1987, which lease subsequently became the obligation of John Morrell & Co., and any and all claims arising from it concerning the lease, or the real estate which is the subject of the lease or the condition and use of real estate.


         (b) T h e Lease dated January 1, 1980 between Sioux City Stockyards, as Lessor, and John Morrell & Co., as Lessee, which lease expired but about which property John Morrell & Co. continued as a hold-over tenant for a time, and any and all claims arising from it concerning the lease, or the real estate which is the subject of the lease or the condition and use of that real estate.

         (c) The Lease dated May 15, 1981 between Sioux City Stockyards, as Lessor, and Iowa Meat Processing Company, as Lessee, as amended by an instrument dated May 7, 1987, which lease subsequently became the obligation of John Morrell & Co., and any and all claims arising from it concerning the lease, or the real estate which is the subject of the lease, or the condition and use of that real estate.

         (d) The Lease dated June 9, 1983 between Sioux City Stockyards, as Lessor, and Iowa Meat Processing Company, as Lessee, which lease subsequently became the obligation of John Morrell & Co., as amended by an instrument dated May 7, 1987, and which lease may have expired but about which property John Morrell & Co. continued to hold-over tenant, and any and all claims arising from it concerning the lease, or the real estate which is the subject of the lease or the condition and use of that real estate.

         (e) The Lease dated June 12, 1986 between Sioux City Stockyards, as Lessor, and John Morrell & Co., as Lessee, as amended by an instrument dated May 7, 1987, and any and all claims arising from it concerning the lease, or the real estate which is the subject of the lease, or the condition and use of that real estate.



         (f) An area of real estate adjacent to the real estate which is the subject of the lease dated June 12, 1986, described in sub-paragraph
(e) above, which has been used or is occupied by John Morrell & Co. and which John Morrell & Co. may have encroached from time to time without he benefit of a lease, and any and all claims arising from the condition and use of that real estate.

         (g) Any and all claims made, or which could have been made, in a lawsuit captioned John Morrell & Co., plaintiff v. Canal Capital Corporation, formerly United Stockyards Corporation, defendant; Law No. 107592C filed in the Iowa District Court for Woodbury County, Iowa.

         (h) Any and all claims made, or which could have been made, in a lawsuit captioned Canal Capital Corporation, plaintiff v. John Morrell & Co., defendant; Equity No. 108003C filed in the Iowa District Court for Woodbury County, Iowa.

         (i) Any and all claims, demands or causes of action of every kind or nature which existed, or may exist, or may be claimed to exist, between John Morrell & Co. and Canal Capital Corporation as a result of any of their business dealings of any kind or nature in Sioux City, Iowa; the leasing of or use of any land in Sioux City, Iowa; or any other matter arising from activities of John Morrell & Co. and Canal Capital Corporation


in and around Sioux City, Iowa up to and including the date that this Agreement is executed by the parties.

         As further consideration of said payment and other consideration, we, each of us, jointly and severally, hereby agree:

         (1) That this release covers all injuries and damages, whether known or not and which may hereafter appear or develop arising from the matters referred to.

         (2) That the above sum, promises, covenants, agreements and other consideration, is all that we or either of us will receive from our claims and no promise for any other or further consideration has been made by anyone.

         (3) That this release is executed as a compromise settlement of a disputed claim, liability for which is expressly denied by the party and/or parties released, and the payment of the above sum and other consideration does not constitute an admission of liability on the part of any person or entity.

         (4) That we are executing this release solely in reliance upon our own knowledge, belief and judgment and not upon any representations made by any party released or others in its behalf.




         (5) John Morrell & Co. and Canal Capital Corporation agree that this Agreement is made in Sioux City, Iowa, and that it is governed by the laws of the State of Iowa.

         (6) John Morrell & Co. and Canal Capital Corporation agree to cooperate with regard to all steps necessary to complete and give full force to, the terms of this Mutual Release and Settlement Agreement.

         That we have each read the foregoing release, and understand its terms and freely and voluntarily sign the same.

         Words and phrases herein shall be construed as in the singular or plural number, and as masculine, feminine or neuter gender, according to the context.

         Dated at Sioux City, Iowa on the 30th day of September, 1996.


         CAUTION: THIS IS A RELEASE---READ BEFORE SIGNING!



JOHN MORRELL & CO.                      CANAL CAPITAL CORPORATION



By: /s/ John O. Nielsen                  By: /s/ Reginald Schauder
    John O. Nielsen                      Reginald Schauder
    Chairman and CEO                     Vice President and Secretary